Exhibit 99.1

Abeona Therapeutics Announces Pricing of $25 Million Private Placement of Convertible Redeemable Preferred Stock

NEW YORK, NY and CLEVELAND, OH, April 29, 2022 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in cell and gene therapy, today announced that it has entered into a securities purchase agreement with certain institutional investors to purchase 1,000,006 shares of Series A convertible redeemable preferred stock and 250,005 shares of Series B convertible redeemable preferred stock. Each share of Series A and Series B preferred stock has a purchase price of $19.00, representing an original issue discount of 5% of the $20.00 stated value of each share. Each share of Series A and Series B preferred stock is convertible into shares of Abeona’s common stock at an initial conversion price of $0.45 per share. Shares of the Series A and Series B preferred stock are convertible at the option of the holder at any time following the Company’s receipt of stockholder approval for a reverse stock split of the Company’s common stock. Abeona will be permitted to redeem the Series A preferred stock at its option upon the fulfillment of certain conditions and subject to certain limitations. The Company and the holders of the Series A and Series B preferred stock will also enter into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion of the Series A and Series B preferred stock. Total gross proceeds from the offerings, before deducting discounts, placement agent’s fees and other estimated offering expenses, is approximately $25 million.

The Series A preferred stock permits the holders thereof to vote together with the holders of the Company’s common stock and any other shares of capital stock entitled to vote generally as a single class on all matters submitted to a vote of stockholders generally, including any proposal to effectuate a reverse stock split of the Company’s common stock at a special meeting of Company stockholders. The Series B preferred stock permits the holders thereof to vote on a proposal to effectuate a reverse stock split of the Company’s common stock at a special meeting of Company stockholders, together with the holders of common stock and Series A preferred stock. The Series B preferred stock permits the holder to cast 15,000 votes per share of Series B preferred stock on such proposal. Except as required by law or expressly provided by the certificate of designation, holders of the Series B preferred stock will not be permitted to vote on any other matters. The holders of the Series A and B preferred stock agreed not to transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of their shares of preferred stock until after the special meeting. The holders of the Series A preferred stock agreed to vote their shares in favor of the reverse stock split proposal and the holders of the Series B preferred stock agreed to vote their shares in the same proportions as the shares of common stock and Series A preferred stock are voted on that proposal. The holders of the Series A and Series B preferred stock have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares commencing after the earlier of the Company’s stockholders’ approval of the reverse stock split and 60 days after the closing of the issuances of the Series A and Series B preferred stock and until 90 days after such closing. The Company has the option to redeem the Series A preferred stock for cash at 105% of the stated value commencing 90 days after the closing of the issuance of the Series A preferred stock, subject to the holders’ rights to convert the shares prior to a redemption at the option of the Company.

The closing of the offerings is expected to occur on or about May 2, 2022, subject to the satisfaction of customary closing conditions. Additional information regarding the securities described above and the terms of the offering are included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”).

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

The Series A and Series B preferred stock and shares of common stock into which these preferred shares are convertible are being issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506 of Regulation D as promulgated by SEC under the 1933 Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing cell and gene therapies for serious diseases. Abeona’s lead clinical program is EB-101, its investigational autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa in Phase 3 development. The Company’s development portfolio also features AAV-based gene therapies for ophthalmic diseases with high unmet medical need. Abeona’s novel, next-generation AAV capsids are being evaluated to improve tropism profiles for a variety of devastating diseases. Abeona’s fully integrated cell and gene therapy cGMP manufacturing facility produces EB-101 for the pivotal Phase 3 VIITAL™ study and is capable of clinical and potential commercial production of AAV-based gene therapies. For more information, visit www.abeonatherapeutics.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to the potential impacts of the COVID-19 pandemic on our business, operations, and financial condition; continued interest in our rare disease portfolio; our ability to potentially commercialize our EB-101 product candidate; obtaining a strategic partnership to take over development activities for ABO-102; our ability to enroll patients in clinical trials; the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies; the impact of competition; the ability to secure licenses for any technology that may be necessary to potentially commercialize our product candidates; the ability to achieve or obtain necessary regulatory approvals; the impact of changes in the financial markets and global economic conditions; risks associated with data analysis and reporting; reducing our operating expenses and extending our cash runway; our ability to execute our operating plan and achieve important anticipated milestones; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor and Media Contact:

Greg Gin

VP, Investor Relations and Corporate Communications

ir@abeonatherapeutics.com